Exhibit (11)




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Statements of Additional Information constituting part of this Post-Effective Amendment No. 7 to the registration statement (No. 33-74628) on Form N-1A (the "Registration Statement") of our reports dated June 3, 1997 relating to the financial statements and financial highlights of State Street Research Intermediate Bond Fund and State Street Research Strategic Income Fund (the series of State Street Research Securities Trust), which appear in such Statements of Additional Information and to the incorporation by reference of our report into the Prospectus which constitutes part of this Registration Statement. We also consent to the reference to us under the heading "Independent Accountants" in such Statements of Additional Information and to the reference to us under the heading "Financial Highlights" in such Prospectus.

/s/ Coopers & Lybrand L.L.P.

Coopers & Lybrand L.L.P.
Boston, Massachusetts
August 29, 1997